Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between Repros Therapeutics Inc. (the “Company”) and Larry Dillaha, M.D. (the “Executive”) effective as of October 6, 2017.

WHEREAS, Executive was appointed as the Company’s interim President and Chief Executive Officer as of February 1, 2017, and such appointment was made permanent as of April 9, 2017; and

WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the terms and conditions of Executive’s continuing employment with the Company, as well as to provide certain severance benefits in the event that Executive’s employment with the Company is terminated for a reason set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1.       Employment.

(a)       Term. This Agreement shall commence on the date of this Agreement (the “Effective Date”) and shall continue hereafter until terminated by the Company or Executive, as provided herein, and all of the Company’s obligations, if any, to provide severance benefits hereunder shall be have been fully satisfied. The period during which this Agreement is in effect is hereinafter referred to as the “Term” and the portion of the Term during which Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Period”.

(b)       Duties.

(1)       During the Employment Period, the Executive shall continue to serve as the President and Chief Executive Officer of the Company with the duties, responsibilities and authority commensurate therewith and shall report to the Board of Directors of the Company (the “Board”). The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board and consistent with his position as the President and Chief Executive Officer.

(2)       The Executive represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would be breached by or prohibit the Executive from executing this Agreement and performing fully his duties and responsibilities hereunder.

(c)       Best Efforts. During the Employment Period, the Executive shall devote his best efforts and full time and attention to promote the business and affairs of the Company and its affiliated companies. The foregoing shall not be construed as preventing the Executive from serving on civic, educational, philanthropic or charitable boards or committees, or, with the consent of the Board, in its sole discretion, on corporate boards so long as, in any such case, such activities do not interfere with the performance of the Executive’s responsibilities hereunder and are permitted under the Company’s Code of Conduct and employment policies. Executive may retain all fees he receives as a director of any unaffiliated company, and the Company shall not reduce his compensation by the amount of such fees.

2.       Cash Compensation.

(a)       Base Salary. During the Employment Period, for all of the services rendered by the Executive hereunder, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $420,000, less applicable withholdings, which shall be payable in installments at such times as the Company customarily pays its other employees. Annually, the Executive’s Base Salary shall be reviewed by the Compensation and Option Committee of the Board (or such other committee appointed by the Board for such purpose) (the “Compensation Committee”) in accordance with its annual salary and performance review. For purposes of the remainder of this Agreement, the term “Base Salary” shall mean Executive’s Base Salary as in effect as of the date of determination.

(b)       Bonus. During the Employment Period, the Executive shall be eligible for discretionary annual bonus payments, if any, as determined by the Compensation Committee in its sole discretion, on such terms and conditions as determined by the Compensation Committee. If the Executive is entitled to a bonus, the Compensation Committee shall have the right to claw back all or part of the Executive’s bonus if required by applicable law, including, but not limited to, if required under The Dodd-Frank Wall Street Reform and Consumer Protection Act, The Sarbanes-Oxley Act of 2002 or any other applicable law.

3.       Retirement, Welfare and Other Benefits. During the Employment Period, the Executive shall continue to be entitled to participate in the Company’s health, dental, retirement and other employee benefit plans or programs, if any, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

4.       Vacation. During the Employment Period, the Executive shall be entitled to vacation, holiday and sick leave at levels commensurate with those provided to other senior executive officers of the Company, in accordance with the Company’s vacation, holiday and other pay for time not worked policies.

5.       Expenses. During the Employment Period, the Company shall reimburse the Executive for all necessary and reasonable travel and other business expenses incurred by the Executive in the performance of his duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives.

6.       Termination Without Cause/Resignation for Good Reason Unrelated to a Change in Control. If (i) prior to the occurrence of a Change in Control (as defined in Section 12(b)) or (ii) after the second anniversary of a Change in Control, Executive’s employment is terminated by (x) the Company for any reason other than on account of for Cause (as defined in Section 12(a)), Disability (as defined in Section 12(c)) or death, or (y) the Executive on account of Good Reason (as defined in Section 12(d)), in either case, this Section 6 shall apply.

(a)       The Company may terminate the Executive’s employment with the Company at any time without Cause, effective upon delivery of written notice to Executive of the Company’s election to terminate this Agreement under this Section 6. The Executive may terminate his employment with the Company on account of Good Reason, effective upon delivery of written notice to the Company at any time within the period following the date on which the Company’s cure period has expired as set forth in Section 12(d). On the date of termination specified in such notice, in either case, the Executive agrees to resign all positions, including as an officer.

(b)       Unless the Executive complies with the provisions of Section 6(c) below, upon termination under Section 6(a) above, no other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of the Company (but not under any severance plan of the Company).

(c)       Notwithstanding the provisions of Section 6(b), upon termination under Section 6(a) above, if the Executive executes and does not revoke a written Release (as defined in Section 12(e)) the Executive shall be entitled to receive the following:

(1)       An amount equal to Executive’s annual Base Salary (at the rate in effect immediately before the Executive’s Termination Date (as defined below)) (the “Cash Severance Payment”). Except if delay is required pursuant to clauses (3) or (4) below, the Cash Severance Payment shall be paid to Executive in cash in one lump sum, within sixty (60) days following Executive’s last day of employment with the Company (the “Termination Date”).

(2)       The Company will pay any other amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not under any severance plan).

(3)       Notwithstanding the foregoing, if the Executive is a “specified employee” of a publicly held corporation at his Termination Date, the postponement provisions of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as described in Section 13(a) below, shall apply, if applicable.

(4)       No payments will be made under this Section 6 unless the Executive executes and does not revoke a Release. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year to the extent such payment constitutes deferred compensation subject to the requirements of section 409A of the Code.

(5)       For purposes of clarity, if the Executive becomes entitled to any severance benefits under this Section 6 of the Agreement, the Executive shall not be entitled to any severance benefits under any severance plan of the Company or any severance benefits payable under Section 7 of this Agreement.

7.       Termination Without Cause/Resignation for Good Reason Related to a Change in Control. If a Change in Control occurs and the Executive’s employment with the Company is terminated by (i) the Company for any reason other than on account of for Cause, Disability or death, or (ii) the Executive on account of Good Reason, in either case, on the date of the Change in Control or within the two (2) year period following the occurrence of the Change in Control, then this Section 7 shall apply.

(a)       The Company may terminate the Executive’s employment with the Company at any time on or after the occurrence of a Change in Control without Cause, effective upon delivery of written notice to Executive of the Company’s election to terminate this Agreement under this Section 7. The Executive may terminate his employment with the Company on or after the occurrence of a Change in Control on account of Good Reason, effective upon delivery of written notice to the Company at any time within the period following the date on which the Company’s cure period has expired as set forth in Section 12(d). On the date of termination specified in such notice, in either case, the Executive agrees to resign all positions, including as an officer.

(b)       Unless the Executive complies with the provisions of Section 7(c) below, upon termination under Section 7(a) above, no other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of the Company (but not under any severance plan of the Company).

(c)       Notwithstanding the provisions of Section 7(b), upon termination under Section 7(a) above, if the Executive executes and does not revoke a written Release the Executive shall be entitled to receive the following:

(1)       An amount equal to Executive’s annual Base Salary (at the rate in effect immediately before the Executive’s Termination Date) (the “Change in Control Severance Payment”). Except if delay is required pursuant to clauses (5) or (6) below, the Change in Control Severance Payment shall be paid to Executive in cash in one lump sum installment within sixty (60) days following Executive’s Termination Date.

(2)       An amount equal to eighteen (18) times the monthly COBRA premium rate (at the rate in effect immediately before the Executive’s Termination Date) that Executive would have to pay to continue health benefits under the Company’s health plans in which the Executive and his spouse and eligible dependents were participating in immediately prior to Executive’s Termination Date (the “COBRA Payment”). Except if delay is required pursuant to clauses (5) or (6) below, the COBRA Payment shall be paid to Executive in cash in one lump sum installment within sixty (60) days following Executive’s Termination Date.

(3)       All outstanding unvested equity awards held by the Executive which are not vested and, to the extent applicable, exercisable on his Termination Date shall become fully vested and, to the extent applicable, exercisable on his Termination Date.

(4)       The Company will pay any other amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not under any severance plan).

(5)       Notwithstanding the foregoing, if the Executive is a “specified employee” of a publicly held corporation at his Termination Date, the postponement provisions of section 409A of the Code, as described in Section 13(a) below, shall apply, if applicable.

(6)       No payments will be made under this Section 7 unless the Executive executes and does not revoke a Release. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year to the extent such payment constitutes deferred compensation subject to the requirements of section 409A of the Code.

(7)       For purposes of clarity, if the Executive becomes entitled to any severance benefits under this Section 7 of the Agreement, the Executive shall not be entitled to any severance benefits under any severance plan of the Company or any severance benefits payable under Section 6 of this Agreement.

8.       Cause. The Company may terminate the Executive’s employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not under any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

9.       Voluntary Resignation. The Executive may voluntarily terminate employment for any reason (other than Good Reason) during the Employment Period upon thirty (30) days’ prior written notice to the Company. In such event, after the effective date of such termination, no payments shall be due under this Agreement, except that the Executive shall be entitled to any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

10.     Disability. If the Executive incurs a Disability during the Employment Period, the Company may terminate the Executive’s employment on or after the date of Disability. If the Executive’s employment terminates on account of his Disability, the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

11.     Death. If the Executive dies during the Employment Period, the Executive’s employment shall terminate on the date of death and the Company shall pay to the Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.

12.     Definitions.

(a)       “Cause” shall mean the termination of the Executive’s employment by the Company by reason of (i) the conviction of the Executive of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken; (ii) the proven commission by the Executive of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Executive; (iv) the willful, continued and unreasonable failure by the Executive to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Executive in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Executive, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the Company; (vii) a breach of any non-competition, non-solicitation or confidentiality agreement that the Executive has entered into with the Company; or (viii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company’s Insider Trading Policy or Business Ethics Policy, if any, then in effect.

(b)       “Change in Control” shall mean the occurrence of any of the following during the Employment Period:

(1)       Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(2)       the sale or disposition by the Company of all or substantially all of the Company’s assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(3)       A change in the composition of the Board following the date of this Agreement occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” are directors who either (A) are Directors as of the effective date of this Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(4)       a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(c)       “Disability” shall mean that the Executive has become disabled within the meaning of the Company’s long-term disability plan, if any, applicable to the Executive, and if the Company does not have a long-term disability plan in which Executive participates, “Disability” shall mean the Executive has become disabled within the meaning of section 22(e)(3) of the Code.

(d)       “Good Reason” shall mean, without the written consent of Executive, a material diminution in the authority, duties, or responsibilities of the Executive following the Effective Date; provided, that the Executive must provide written notice of termination for Good Reason to the Company within ninety (90) days after the event constituting Good Reason first occurs and the Company shall have a period of thirty (30) days in which it may correct the event that constitutes the grounds for Good Reason as set forth in the Executive’s notice of termination. If the Company does not correct such action, the Executive must terminate his employment for Good Reason within thirty (30) days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

(e)       “Release” shall mean a separation agreement and general release, in a form acceptable to the Company, of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, and the termination thereof (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit), which shall be in the form attached as Exhibit A, with such changes as the Company deems appropriate to comply with applicable law.

13.     Section 409A.

(a)       This Agreement is intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code, to the extent applicable, and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Code, if the Executive is considered a “specified employee” for purposes of section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six (6) months after separation from service pursuant to section 409A of the Code, payment of such amounts shall be delayed as required by section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten (10) days after the end of the six (6) month period. If the Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.

(b)       All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment is a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment.

(c)       Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, section 409A of the Code and the Executive acknowledges and agrees that (i) he is solely responsible for any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with section 409A and (ii) none of the Company nor any affiliate thereof shall have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to section 409A of the Code.

14.     No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

15.     Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Repros Therapeutics Inc.

2408 Timberloch Place, Suite B-4

The Woodlands, Texas 77380

Attention: Board of Directors

If to the Executive, to the most recent address on file with the Company or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

16.     Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

17.     Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

18.     Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company may require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place and the Executive acknowledges that in such event the obligations of the Executive hereunder will continue to apply in favor of the successor.

19.     Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

20.     Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

21.     Arbitration. In the event of any dispute relating to Executive’s employment, the termination thereof, or this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, and unless prohibited by applicable law, the parties shall be required to have the dispute, controversy or claim settled by alternative dispute resolution conducted by JAMS (or, if JAMS is not available, another mutually agreeable alternative dispute resolution organization), in the city of Executive’s principal place of employment. Any award entered by JAMS (or such other organization) shall be final, binding and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This Section 21 shall be specifically enforceable. JAMS (or such other organization) shall have no authority to modify any provision of this Agreement. In the event of a dispute, each party shall be responsible for its own expenses (including attorneys’ fees) relating to the conduct of the arbitration, and the parties shall share equally the fees of JAMS. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ALL CLAIMS HEREUNDER.

22.     Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

23.     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Texas without regard to rules governing conflicts of law.

24.     Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Name: Kathi Anderson
Title: Chief Financial Officer

EXECUTIVE

/s/ Larry Dillaha, M.D.
Larry Dillaha, M.D.

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Release”) is by and between Larry Dillaha, M.D. (“Executive”) and Repros Therapeutics, Inc. (the “Company”) and shall be effective as of the date on which the Executive executes this Release as set forth below.

WHEREAS, Executive’s employment has been terminated on account of _________, pursuant to the Employment Agreement between Executive and the Company, dated as of ___________, 2017 (“Employment Agreement”); and

WHEREAS, Executive is entitled to certain payments and benefits under the Employment Agreement subject to his execution and delivery of this Release to the Company.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.       Release of Claims. In consideration for the severance payments by the Company as set forth in Section [6(c)] or [7(c)] of the Employment Agreement and other good and valuable consideration set forth herein, Executive hereby releases the Company, its shareholders, directors, officers, employees, agents, benefit plans, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them (but with respect to any entity, individual, agent, attorney or their affiliates, including any one acting by, through, under or in concert with any of them, only in its or his official capacity relating to the Company and not in its or his individual capacity unrelated to the Company) (collectively, “Released Parties”), subject to the exceptions of Section 2 of this Release, from any and all rights and claims, known or unknown, that he may have now or in the future may arise based on, arising out of or relating to his employment with the Company or the termination thereof for any and all reasons. Said release includes but is not limited to, any rights or claims which Executive may have against any of the Released Parties for: (1) monetary damages based upon Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act, and the Older Workers Benefit Protection Act (“OWBPA”); (2) any and all damages arising out of the Equal Pay Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended (save for claims for vested pension benefits which are expressly exempted from this Release); (3) any and all damages arising out of [applicable state laws at time of termination to be included], any other federal, state or local law or regulation which prohibits employment discrimination or which otherwise regulates employment terms and conditions; and (4) any and all other damages under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, including but not limited to, any claim for wrongful discharge, unfair treatment, breach of public policy, breach of express or implied contract, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, sexual harassment, breach of laws governing safety in the workplace, or any other claims arising under common law that relate in any way to Executive’s employment or the termination thereof. This Release covers claims that Executive knows about and those that he may not know about up through the date of this Release. This Release specifically includes any and all claims for attorneys’ fees and costs which Executive incurred or incurs for any reason arising out of or relating to any or all matters covered by this Release.

2       Limitation on Release. Notwithstanding the foregoing, Executive is not releasing any claims hereunder with respect to (a) Executive’s right to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company, applicable law, or Executive’s right to be covered under any applicable directors’ and officers’ liability insurance policies, (b) any rights that Executive has with respect to any vested equity awards, or (c) any rights which arise after the date of this Release with respect to matters that occurred after such date. Executive and the Company agree that nothing in this Release prevents or prohibits Executive from (i) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Release, or as required by law or legal process; (ii) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, and/or pursuant to the Sarbanes-Oxley Act, (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization or (iv) challenging the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA. To the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Executive agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, Executive acknowledges and agrees, however, Executive is waiving any right to recover monetary damages in connection with any such charge, action, investigation or proceeding. To the extent Executive receives any monetary relief in connection with any such charge, action, investigation or proceeding, the Company will be entitled to an offset for the benefits made pursuant to this Release, to the fullest extent provided by law.

Executive and the Company further agree that the Equal Employment Opportunity Commission (“EEOC”) and comparable state or local agencies have the authority to carry out their statutory duties by investigating charges, issuing determinations, and filing lawsuits in Federal or state court in their own name, or taking any action authorized by the EEOC or comparable state or local agencies. Executive retains the right to participate in any such action and to seek any appropriate non-monetary relief. Executive retains the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by Executive or in response to the government and such right is not limited by any non-disparagement claims. Executive and the Company agree that communication with employees plays a critical role in the EEOC’s enforcement process because employees inform the agency of employer practices that might violate the law. For this reason, the right to communicate with the EEOC is a right that is protected by federal law and this Release does not prohibit or interfere with those rights. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages in any charge, complaint or lawsuit filed by Executive or by anyone else on Executive’s behalf.

3.       No Litigation of Claims. Subject to the exceptions of Section 2 of this Release, Executive acknowledges that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Company or any of the other Released Parties in connection with his employment or the separation of that employment to date. He further agrees he may not file or be a party to any lawsuit asserting claims or causes of action waived and released by him pursuant to this Release.

4.       No Right to Re-employment. Executive hereby agrees and recognizes that his employment relationship with the Company or its affiliates is being permanently and irrevocably severed and that the Company has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

5.       Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement. Executive hereby agrees to continue to comply with the terms of____________, dated as of ___ __, 201___, (the “Non-Competition Agreement”). Executive acknowledges and agrees that the terms of such Non-Competition Agreement are hereby specifically incorporated herein and made part hereof. The Executive hereby agrees to be bound by the terms set forth in the Non-Competition Agreement.1

6.       Tax Withholdings. All amounts payable pursuant to this Release are subject to applicable tax withholdings. In addition, Executive is solely responsible for all taxes that may result from his receipt of the amounts payable and benefits to be provided to him under this Release, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Executive of his receipt of any payment or benefit hereunder, including, but not limited to, under section 409A of the Internal Revenue Code of 1986, as amended.

7.       Attorney Consultation Advised. The Company hereby advises Executive to consult with any attorney of his choosing prior to signing this Release. By signing below, Executive acknowledges and agrees that he has been encouraged to do so by the Company and that it is entirely his decision whether or not to consult with counsel.

8.       Review Period. Executive shall have a period of not less than [twenty-one (21)] [forty-five (45)]2 calendar days from the effective date of his termination to consider this Release before signing and returning it to the Company. It is exclusively Executive’s decision whether to use all or part of this [21] [45]-day period. To the extent Executive elects to execute this Release sooner than the conclusion of the [21] [45]-day period, Executive acknowledges and agrees that it has been exclusively his decision as to when to sign and return this Release to the Company. Upon execution, this Release should be returned to the Company in accordance with the Notice provisions of the Employment Agreement.

9.       Revocation Period. Executive shall have a period of seven (7) calendar days after signing this Release and returning it to the Company in which he may revoke this Release should he change his mind. In order for this revocation to be effective, it must be given in accordance with the Notice provisions of the Employment Agreement and received by the Company no later than the close of business on the 7th day after Executive’s employment has terminated.

1 To be included if any such agreement is in effect on Termination Date.

2 Review period to be determined at time of termination of employment.

10.       Effective Date of Release. This Release shall not become effective until the eighth (8th) day after Executive’s execution of this Release. Accordingly, severance payments described in Section [6(c)] or [7(c)] of the Employment Agreement shall not commence until such time.

11.       No Admission of Liability. By entering into this Release, the Company does not admit and expressly denies that it has violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment, employment discrimination or retaliation.

12.       Enforceability of Agreement. Executive acknowledges that this Release is contractual and not a mere recital. He agrees that this Release shall be given full force and effect and that it shall be binding upon Executive’s heirs, executors, successors, administrators and assigns. The invalidity or unenforceability of any provision of this Release, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision contained herein.

13.       Applicable Law. This Release shall be construed and enforced under and in accordance with the laws of the State of Texas.

Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Release and that he is signing this Release voluntarily, of his own free will and without duress; and that the Company, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Release other than contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the Executive has duly executed this Release agreement on this day of _________, 20___.

Larry Dillaha, M.D.	Date

For Repros Therapeutics Inc.

Date

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